UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2023

RumbleOn, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38248	46-3951329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 W. Walnut Hill Lane, Suite 110A Irving, Texas	75038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 771-9952

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Interim Chief Executive Officer and Director

Consistent with section 1(a)(ii) of the Cooperation Agreement filed as Exhibit 10.1 to the Company’s Form 8-K, dated June 30, 2023, in light of the appointment of Mike Kennedy to serve as Chief Executive Officer, Mark Tkach confirmed on October 19, 2023, his intent to resign his roles as Interim Chief Executive Officer and as a director of the Company, contingent upon the commencement of Mr. Kennedy’s employment and effective as of that same date, which is anticipated to be November 1, 2023. Mr. Tkach’s decision to resign as Interim Chief Executive Officer and as a director did not result from any disagreement with the Company on any matter relating to the Company's operations, policies, and practices. Following his resignation, Mr. Tkach will continue to provide consulting and advisory services through the remainder of the term of his employment agreement and will be appointed to a board observer role. Furthermore, given Mr. Tkach’s significant experience and expertise in the powersports industry, subject to compliance with Nasdaq listing requirements and other relevant considerations, the Board may consider nominating Mr. Tkach to serve or appointing him as a director of the Company at an appropriate future date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: October 25, 2023	/s/ Mathew W. Grynwald
Mathew W. Grynwald
General Counsel & Secretary